                                                                    EXHIBIT 99.1

                                                          (DEL MONTE FOODS LOGO)

================================================================================

DEL MONTE FOODS COMPANY                                             NEWS RELEASE
P.O. BOX 193575
SAN FRANCISCO, CA 94119-3575

                        DEL MONTE FOODS COMPANY ANNOUNCES
                        FISCAL 2003 THIRD QUARTER RESULTS

--------------------------------------------------------------------------------

         SAN FRANCISCO, CA, MARCH 11, 2003 -- Del Monte Foods Company (NYSE:
DLM) announced today net sales of $559.1 million and net income of $24.4 million, or $0.13 diluted earnings per share, for the third quarter ended January 29, 2003. These results include the results of operations of Del Monte's fruit, vegetable and tomato businesses ("Del Monte Brands") only for the period after the December 20, 2002, merger with certain businesses of the H.J. Heinz Company (NYSE: HNZ). These results also include certain merger-related expenses, the detail of which is shown in the Company's Consolidated Statements of Income. The impact of including the results of Del Monte Brands for the entire period and eliminating these merger-related expenses is partially offset by the impact of pro forma interest expense and the dilutive effect of including the number of shares outstanding for the entire period as if the merger had occurred on the first day of each period reported. Adjusting for these factors would have resulted in diluted earnings per share of $0.26 in the third quarter of fiscal 2003.

         "This is the first quarter reporting as the new Del Monte Foods. We believe we are off to a strong start. Our team is pleased with the performance delivered by our businesses as a whole and with the initial implementation of our integration plans," said Richard G. Wolford, Chairman and Chief Executive Officer. "During the quarter we have begun to successfully leverage Del Monte's U.S. retail go-to-market platform in support of the combined businesses, as we had anticipated. Our integration initiatives are moving forward and, in early February, we centralized sales and consolidated our broker network into one organization. We have also initiated the expansion of our Mendota vegetable facility to supply soup products currently co-packed by a third party. Broth items are already being produced in Mendota. We expect these, as well as other initiatives, to deliver synergy savings in our next fiscal year."

         Del Monte merged with the U.S. StarKist seafood, North American pet food and pet snacks, U.S. private label soup, College Inn broth and the U.S. infant feeding businesses of the H. J. Heinz Company (the "Spun-off Businesses") on December 20, 2002. For accounting purposes, the Spun-off Businesses are considered the surviving entity and the historical financial statements of the Spun-off Businesses now


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constitute the historical financial statements of the Company. Therefore, the results reported above for the third quarter of fiscal 2003 include the results of operations of the Spun-off Businesses for the entire quarter and the results of operations of Del Monte Brands for the approximately five-week period since completion of the merger through the end of the quarter. Reported financial results for periods prior to the merger reflect only the financial results of the Spun-off Businesses.

         For the third quarter of fiscal 2002, the Spun-off Businesses had net sales of $437.8 million and net income of $45.7 million, or $0.29 diluted earnings per share. These results do not include the results of operations of Del Monte Brands. These results do include certain other income and expenses, the detail of which is shown in the Company's Consolidated Statements of Income. The impact of including Del Monte Brands for the entire period and eliminating these other income and expenses is more than offset by the impact of pro forma interest expense and the dilutive effect of including the number of shares outstanding for the entire period as if the merger had occurred on the first day of each period reported. Adjusting for these factors would have resulted in diluted earnings per share of $0.22 in the third quarter of fiscal 2002.

         The increase in reported net sales of $559.1 for the quarter, when compared to net sales of $437.8 million for the third quarter of fiscal 2002, was due primarily to the inclusion of Del Monte Brands sales after the completion of the merger; increased pet snacks and veterinary products sales and increased tuna pouch and soup volumes; partially offset by a planned reduction in sales of private label and other non-core branded pet food products, and lower volumes of canned tuna and infant feeding products.

         Reported earnings per share of $0.13 for the quarter, when compared to $0.29 for the third quarter of fiscal 2002, primarily reflects the inclusion of interest expense in fiscal 2003 (prior period financials reflect no interest expense), inventory step-up in accordance with purchase accounting rules applied to the merger, a higher tax rate primarily due to a charge to increase deferred taxes to the combined statutory rates projected for the Company and a loss on foreign exchange.

NINE MONTHS ENDED JANUARY 29, 2003

                  The Company reported net sales of $1,395.1 million and net income of $110.0 million, or $0.66 diluted earnings per share, for the first nine months of fiscal 2003. These results include the results of operations of Del Monte Brands only for the period after December 20, 2002. These results also include certain merger-related expenses, the detail of which is shown in the Company's Consolidated Statements of Income. The impact of including Del Monte Brands for the entire period and eliminating these merger-related expenses is more than offset by the impact of pro forma interest expense and the




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dilutive effect of including the number of shares outstanding for the entire period as if the merger had occurred on the first day of the period reported. Adjusting for these factors would have resulted in diluted earnings per share of $0.64 for the first nine months of fiscal 2003.

         For the first nine months of fiscal 2002, the Spun-off Businesses had net sales of $1,318.6 million and net income of $132.5 million, or $0.84 diluted earnings per share. These results do not include the results of operations of Del Monte Brands. These results do include certain other income and expenses, the detail of which is shown in the Company's Consolidated Statement of Income. The impact of including Del Monte Brands for the entire period and eliminating these other expenses is more than offset by the impact of pro forma interest expense and the dilutive effect of including the number of shares outstanding for the entire period as if the merger had occurred on the first day of each period reported. Adjusting for these factors would have resulted in diluted earnings per share of $0.60 in the first nine months of fiscal 2002.

            The increase in reported net sales of $1,395.1 million for the first nine months of fiscal 2003, when compared to net sales of $1,318.6 for the same period of fiscal 2002, was due primarily to the inclusion of Del Monte Brands after the completion of the merger; increased tuna pouch and soup volumes and increased veterinary products sales; partially offset by a planned reduction in sales of private label and other non-core branded pet food products, and lower volumes of canned tuna and infant feeding products.

         Reported earnings per share of $0.66, when compared to $0.84 for the same period of fiscal 2002, primarily reflects the inclusion of interest expense in fiscal 2003 (prior period financials reflect no interest expense), inventory step-up in accordance with purchase accounting rules applied to the merger, a higher tax rate primarily due to a charge to increase deferred taxes to the combined statutory rates projected for the Company and a loss on foreign exchange.

DEL MONTE FOODS

         Del Monte Foods Company, with over $3 billion in expected sales, is one of the country's largest and most prominent providers of high-quality, branded consumer products to the U.S. retail grocery market. With a leading portfolio of top-name brands such as Del Monte, Contadina, StarKist, S&W, Nature's Goodness, College Inn, 9Lives, Kibbles 'n Bits, Pup-Peroni, Snausages, and Naw Somes!, Del Monte products are sold nationwide and can be found in 8 out of 10 American households. The Company is also the nation's largest supplier of private label soup products. Along with being an important partner to a full range of retail outlets - from neighborhood markets to urban superstores - Del Monte is also a




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key supplier to the U.S. military, certain export markets, the foodservice industry and food processors. Headquartered in San Francisco, the Company operates 17 production facilities and 18 distribution centers in North America and has operating facilities in American Samoa, Ecuador and Venezuela. For more information on Del Monte Foods Company, visit the Company's website at www.delmonte.com.

         Del Monte Foods will host a live audio webcast to discuss its results and the Company's view of its business and prospects for fiscal 2003 at 8:00 a.m. PST (11:00 a.m. EST) today. The webcast can be accessed at www.delmonte.com. The webcast will be available online at www.delmonte.com through March 25, 2003.

         This press release contains forward-looking statements conveying management's expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the merger of the Spun-off Businesses and future financial operating results.

         Factors relating to the merger of the Spun-off Businesses that could cause actual results to differ materially from those described herein include, among others: the actions of the U.S., foreign and local governments, including the reduction or elimination of favorable government regulations; the success of the business integration in a timely and cost-effective manner; the risk that the Company may incur liabilities as a result of the transaction that are currently unknown; costs related to the transaction; and other economic, business, competitive and/or regulatory factors affecting the operations of the Company.

         In addition to the factors mentioned above, factors relating to future financial operating results that could cause actual results to differ materially from those described in this press release include, among others: general economic and business conditions; weather conditions; energy costs and availability; crop yields; competition, including pricing and promotional spending levels by competitors; raw material costs and availability; fish availability and pricing; high leverage; foreign currency exchange and interest rate fluctuations; the loss of significant customers or a substantial reduction in orders from these customers; market acceptance of new products; successful integration of acquired businesses; successful implementation of the Company's capability improvement program; consolidation of processing plants; changes in business strategy or development plans; availability, terms and deployment of capital; ability to increase prices; changes in, or the failure or inability to comply with, governmental regulations, including environmental regulations; industry trends, including changes in buying and inventory practices by customers; production capacity constraints and other factors.

         These factors are described in more detail in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended June 30, 2002 and the "Risk Factors" section of the Company's Registration Statement on Form S-4/A dated November 19, 2002. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.


DEL MONTE FOODS COMPANY

SELECTED BALANCE SHEET DATA (UNAUDITED)                              JANUARY 29,
(IN MILLIONS)                                                            2003
                                                                         ----
Cash and cash equivalents                                              $   17.7
Trade accounts receivable, net of allowance                               250.0
Inventories                                                               935.7
Total assets                                                            3,576.8
Accounts payable and accrued expenses                                     438.6
Short-term borrowings                                                      29.3
Long-term debt, including current portion                               1,709.6
Stockholders' equity                                                      936.1



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

DEL MONTE FOODS COMPANY                                         REPORTED                               AS ADJUSTED(1)
                                                  -----------------------------------    ------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)             THREE MONTHS ENDED                         THREE MONTHS ENDED
                                                  -----------------------------------    ------------------------------------------
                                                     JANUARY 29         JANUARY 30,         JANUARY 29             JANUARY 30,
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)          2003               2002                2003                   2002
                                                  ---------------    ---------------     ---------------        ---------------
Net sales                                         $         559.1    $         437.8     $         831.9(2)     $         817.2
Cost of products sold                                       392.3              292.2               570.6(3)               570.3(4)
Selling, general and administrative expenses                105.8               76.2               140.6(5)               141.0(6)
                                                  ---------------    ---------------     ---------------        ---------------
Operating income                                             61.0               69.4               120.7                  105.9
Interest expense (income)                                    14.9               (0.2)               34.6(7)                34.8(7)
Other expense                                                 5.0                1.7                 2.3(8)                 0.7(9)
                                                  ---------------    ---------------     ---------------        ---------------
Income before income taxes                                   41.1               67.9                83.8                   70.4
Provision for income taxes                                   16.7               22.2                30.0(10)               24.7(10)
                                                  ---------------    ---------------     ---------------        ---------------
Net income                                        $          24.4    $          45.7     $          53.8        $          45.7
                                                  ===============    ===============     ===============        ===============
Diluted net income per common share               $          0.13    $          0.29     $          0.26        $          0.22
Diluted weighted average shares                       182,112,815        156,944,354         210,240,446            209,843,832

(1) The reported consolidated statements of income include the results of operations of the Del Monte Brands from the December 20, 2002 merger date. All financial information prior to December 20, 2002 includes only the results of operations of the Spun-off Businesses. For comparability, the consolidated statements of income have been adjusted to include pro forma adjustments to reflect the results of Del Monte Brands for all periods presented as well as certain other adjustments as noted below.

(2) Net sales for the three months ended January 29, 2003, as adjusted, exclude trade promotion expenses of $6.7 million related to a change in estimate for liabilities associated with accounts receivable deductions.

(3) In accordance with purchase accounting rules applied to the merger, Del Monte's inventory was increased to fair market value. This inventory step-up increases cost of products sold as inventory on-hand at the acquisition date is sold. Results for the three months ended January 29, 2003, as adjusted, exclude $11.0 million from inventory step-up. Results also exclude inventory adjustments of $1.5 relating to revisions in the parent company overhead rates as of the merger date.

(4) Cost of products sold, as adjusted, excludes $4.7 million of gains from the sale of assets related to restructuring for the three months ended January 30, 2002. In addition, cost of products sold, as adjusted, excludes $5.2 million of amortization expense for intangible assets no longer subject to amortization. SFAS No. 142 "Goodwill and Other Intangible Assets" was adopted by the Company effective May 2, 2002.

(5) Selling, general and administrative expense (SG&A), as adjusted, for the three months ended January 29, 2003 excludes $29.0 million for business integration consulting, legal services, financial printing, regulatory and other expenses related to the merger. SG&A, as adjusted, includes the addition of $0.7 million of pro forma post-employment benefit expense resulting from the elimination of amortization of unrecognized plan gains, in accordance with purchase accounting. SG&A is also reduced by $3.5 for allocated parent company costs. In addition, SG&A excludes $4.0 million of incentive and retention compensation expense for Spun-off Businesses employees.

(6) For the three months ended January 30, 2002, SG&A includes the addition of $1.4 million of pro forma post-employment benefit expense resulting from the elimination of amortization of unrecognized plan gains.

(7) Interest expense, as adjusted, for the three months ended January 29, 2003 and January 30, 2002 includes the addition of $12.0 and $19.6 million, respectively of pro forma expense as if the merger and related financing occurred on the first day of each fiscal year presented.

(8) Other expense, as adjusted, for the three months ended January 29, 2003 excludes the loss on foreign exchange, related to the Company's Euro denominated borrowing in connection with the merger financing, of $2.6 million.

(9) Other expense, as adjusted, for the three months ended January 30, 2002 excludes $1.0 million of amortization expense for intangible assets no longer subject to amortization, in accordance to SFAS 142. In addition, $0.5 million of gains from the change in fair value of interest rate swap agreements are excluded from the consolidated statements of income for the three months ended January 30, 2002.

(10)Income taxes, as adjusted, for the three months ended January 29, 2003 and January 30, 2002 are presented at 35.8% and 35.1%, respectively.



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
DEL MONTE FOODS COMPANY                                       REPORTED                                AS ADJUSTED (1)
                                                 ----------------------------------    --------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)            NINE MONTHS ENDED                           NINE MONTHS ENDED
                                                 ----------------------------------    --------------------------------------------
                                                    JANUARY 29,       JANUARY 30,        JANUARY 29,             JANUARY 30,
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)         2003              2002               2003                    2002
                                                 ---------------   ---------------    ---------------         ---------------
Net sales                                        $       1,395.1   $       1,318.6    $       2,296.9(2)      $       2,335.2(3)
Cost of products sold                                      960.7             894.2            1,600.2(4)(5)           1,633.3(5)(6)
Selling, general and administrative expenses               249.1             225.0              389.8(7)                397.4(8)
                                                 ---------------   ---------------    ---------------         ---------------
Operating income                                           185.3             199.4              306.9                   304.5
Interest expense (income)                                   14.6              (1.1)              99.2(9)                111.2(9)
Other expense (income)                                       3.2               1.2                0.2(10)                (2.0)(11)
                                                 ---------------   ---------------    ---------------         ---------------
Income before income taxes                                 167.5             199.3              207.5                   195.3
Provision for income taxes                                  57.5              66.8               73.9(12)                68.8(12)
                                                 ---------------   ---------------    ---------------         ---------------
Net income                                       $         110.0   $         132.5    $         133.6         $         126.5
                                                 ===============   ===============    ===============         ===============
Diluted net income per common share              $          0.66   $          0.84    $          0.64         $          0.60
Diluted weighted average shares                      165,470,044       156,946,612        210,240,386             209,864,083

(1) The reported consolidated statements of income include the results of operations of the Del Monte Brands from the December 20, 2002 merger date. All financial information prior to December 20, 2002 includes only the results of operations of the Spun-off Businesses. For comparability, the consolidated statements of income have been adjusted to include pro forma adjustments to reflect the results of Del Monte Brands for all periods presented as well as certain other adjustments as noted below.

(2) Net sales for the nine months ended January 29, 2003, as adjusted, excludes trade promotion expenses of $6.7 million related to a change in estimate for liabilities associated with accounts receivable deductions, and $7.0 million related to a change in estimate related to prior periods.

(3) Net sales for the nine months ended January 30, 2002, as adjusted, excludes $1.3 million of trade promotion expense related to an earlier acquisition.

(4) In accordance with purchase accounting rules applied to the merger, Del Monte's inventory was increased to fair market value. This inventory step-up increases cost of products sold as inventory on-hand at the acquisition date is sold. Results for the nine months ended January 29, 2003, as adjusted, exclude $11.0 million from inventory step-up. Results also exclude inventory adjustments of $1.5 relating to revisions in the parent company overhead rates as of the merger date.

(5) Cost of products sold, as adjusted, includes the addition of pro forma expense of $1.0 and $1.4 million for the nine months ended January 29, 2003 and January 30, 2002, respectively, related to the purchase of assets to unwind certain of the Company's synthetic lease obligations.

(6) Cost of products sold, as adjusted, excludes $4.7 million of gains from the sale of assets and $8.8 million of expense related to restructuring for the nine months ended January 30, 2002. Cost of products sold, as adjusted, also excludes $15.5 million of amortization expense for intangible assets no longer subject to amortization, in accordance with SFAS No. 142. In addition, inventory step-up of $2.4 million related to an earlier acquisition is excluded from cost of products sold for the nine months ended January 30, 2002.

(7) Selling, general and administrative expense (SG&A), as adjusted, for the nine months ended January 29, 2003 excludes $43.8 million for business integration consulting, legal services, financial printing, regulatory and other expenses related to the merger. SG&A, as adjusted, includes the addition of $2.6 million of pro forma post-employment benefit expense resulting from the elimination of amortization of unrecognized plan gains, in accordance with purchase accounting. SG&A is also reduced by $3.5 for allocated parent company costs. In addition, SG&A excludes $4.0 million of incentive and retention compensation expense for Spun-off Businesses employees.

(8) For the nine months ended January 30, 2002, SG&A includes the addition of $5.0 million of pro forma post-employment benefit expense resulting from the elimination of amortization of unrecognized plan gains. In addition, SG&A excludes $0.5 million of restructuring expense.

(9) Interest expense, as adjusted, for the nine months ended January 29, 2003 and January 30, 2002 includes the addition of $52.7 and $64.6 million, respectively of pro forma expense as if the merger and related financing occurred on the first day of each fiscal year presented.

(10)Other expense, as adjusted, for the nine months ended January 29, 2003 excludes the loss on foreign exchange, related to the Company's Euro denominated borrowing in connection with the merger financing, of $2.6 million. In addition, other expense excludes $1.1 million of expense related to the write-off of previously capitalized debt issuance costs as a result of debt prepayments.

(11)Other expense, as adjusted, for the nine months ended January 30, 2002 excludes $42.3 million of prepayment premiums, and related write-off of previously capitalized debt issuance costs as a result of a May 2001 debt refinancing. Other expense also excludes $3.0 million of amortization expense for intangible assets no longer subject to amortization, in accordance to SFAS No. 142. In addition, $5.8 million of losses from the change in fair value of interest rate swap agreements are excluded from the consolidated statement of income for the nine months ended January 30, 2002.

(12)Income taxes, as adjusted, for the nine months ended January 29, 2003 and January 30, 2002 are presented at 35.6% and 35.2%, respectively.



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
CONTACTS:    MEDIA INQUIRIES                               INVESTOR RELATIONS
             BRANDY BERGMAN/STEPHANIE SORRENTINO           TOM GIBBONS
             CITIGATE SARD VERBINNEN                       DEL MONTE FOODS
             (212) 687-8080                                (415) 247-3382

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